UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017 (January 13, 2017)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 13, 2017, Mr. Brent D. Richardson resigned from his position as a member and Chairman of the Board of Directors of Grand Canyon Education, Inc. (the “Company”) in order to focus his attention on other business interests. Mr. Richardson’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective January 13, 2017, Mr. Bradley A. Casper resigned from his position as a member of the Board of Directors of the Company, including as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Mr. Casper, who became Executive Chairman of a Phoenix, Arizona-based advertising agency in 2016, resigned in order to avoid the appearance of any type of conflict of interest that could arise in the future associated with his agency’s potential consideration for advertising and related business engagements with the Company. Mr. Casper’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Nominating and Corporate Governance Committee intends promptly to launch a search for candidates to fill the two vacancies on the Board of Directors created by the foregoing resignations.

Item 8.01.	Other Events

On January 18, 2017, the Board of Directors of the Company appointed Mr. Brian E. Mueller, the President, Chief Executive Officer and a director of the Company, to the position of Chairman of the Board of Directors. In addition, the Board of Directors of the Company made the following changes to its Board committee assignments, effective January 18, 2017. Following such changes in committee assignments, each of the following Board committees have three members, all of whom are independent.

(i)	Nominating and Corporate Governance Committee. Ms. Sara Dial, an existing member of the Nominating and Corporate Governance Committee, was appointed as Chair of the committee;

(ii)	Compensation Committee. Mr. Kevin F. Warren was appointed as a member and Chair of the Compensation Committee, replacing Mr. David J. Johnson on such committee;

(iii)	Audit Committee. Mr. Johnson was appointed as a member of the Audit Committee.

In addition, Ms. Dial was appointed to serve as the Company’s lead independent director, replacing Mr. Johnson in that role.

Item 9.01.	Consolidated Financial Statements and Exhibits.

99.1	Press Release dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: January 20, 2017	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)